Exhibit 99.1
Sec V. 12 Recovery made easy

3 Safe Harbor Statement Statements made in this presentation regarding Double-Take that are not historical facts are forward-looking statements based on our current expectations, assumptions, estimates and projections about Double-Take and our industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. These forward-looking statements include, without limitation, statements about our market opportunities, our strategy, our competition, our projected revenues and expense levels and the adequacy of our available cash resources. You should not place undue reliance on any of the forward-looking statements made in this presentation. Our actual results could differ materially from those expressed or implied by these forward- looking statements as a result of various factors, including the various risks described in, or incorporated by reference in, the documents and reports that we file with the Securities and Exchange Commission, including in Item 1A. "Risk Factors" of our Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

5 What We Do Provide accessible, affordable software that minimizes downtime and accelerates recovery of business-critical systems and data.

Basic Double-Take Configuration + Protects Virtual or Physical + One to One or One to Many + Provides DR For Clusters

9 The Broad Replication Software Market ($ millions) '06 '07 '08 '09 '10 '11 Other 1864 2084 2317 2569 2831 3113 Windows 439 571 695 843 1016 1219 Source: IDC 2007 2,655 2,303 3.012 3,410 3,847 4,332 Total CAGR 13.5% Windows CAGR 22.7%

11 Go-to-market - an "Overlay" Approach Resellers Dell Distributors Bell Micro OEMs HP Direct Sales Field and Inside Solutions Partners Micros Sources of Sales Go-to-Market Options Resellers Distributors OEM Direct 0.73 0.11 0.03 0.13 YTD through March 31, 2008

13 Alternatives (Competition and Partners) Direct Competition EMC, Symantec, CA, small players Win on reputation, functionality, stability Hardware Based Solutions SAN's Win on cost, ease of implementation, failover, customer Operating System Vendors Microsoft, VMware Potential risks BUT, today, both are strong partners

Growth Tactical Boost Recurring Revenue: Features, Pricing and Focus Geographic Expansion: Asia, Europe, Latin America Proliferate Licenses In Existing Accounts: (10,000+) Strategic Innovative infrastructure play: "Dynamic Infrastructure" Strategic Storage Initiatives: Data Classification, CDP Technical M&A: Time Spring

17 Revenue $7.6 $14.3 $23.9 $29.8 $40.7 $60.8 $82.8

19 Operating Income & Cash from Operations Non-GAAP operating income does not include stock-based comp, one-time legal fees and settlement costs. Note: Reconciliation between GAAP and Non-GAAP - $0.2M (2003), $1.8M (2004), $5.6M (2005), $4.2M (2006), $2.6M (2007), $0.3M (Q1'2007) and $0.9M i(Q1'08).

21 GAAP and Non-GAAP Operating Margins Non-GAAP operating income does not include stock-based comp. Note: Reconciliation between GAAP and Non-GAAP - $0.4M (Q1'06), $0.3M (Q2'06), $0.5M (Q3'06), $3.1M (Q4'06), $0.3M (Q1'07) , $0.5M (Q2'07), $1.1M (Q3'07), and $0.7M (Q4'07), $0.9M (Q1'08).

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